Exhibit 3.3

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.380)

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation: MANEKI MINING, INC.

2. The articles have been amended as follows (provide article numbers, if available):

Article 1: Name of corporation.- Red Rock Pictures Holdings, Inc.

3. The undersigned declare that they constitute at least two-thirds of the incorporators☐, or of the board of directors ☒. (check one box only)

4. Effective date of filing (optional): ________________________________________________
(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures*.

/s/
Signature	Signature

* If more than two signatures, attach an 81/2 x 11 plain sheet with the additional signatures.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.380)

USE BLACK INK ONLY - DO NOT HIGHLIGHT.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:
RED ROCK PICTURES HOLDINGS, INC.

2. The articles have been amended as follows (provide article numbers, if available):
The corporation shall have authority to issue an aggregate of one hundred twenty million (120,000,000) shares of common stock at par value of $.001 with no preemptive rights

3. The undersigned declare that they constitute at least two-thirds of the incorporators ☐, or of the board of directors ☒. (check one box only)

4. Effective date of filing (optional):
(must not be later than 90 days alter the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures:

/s/	/s/
Signature	Signature

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Designation
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation
For Nevada Profit Corporations
(Pursuant to NRS 78.1955)

1. Name of corporation:
Red Rock Pictures Holdings, Inc.

2.  By resolution of the board of directors pursuant to a provision in the articles of incorporation. this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Designate a Series A Convertible Preferred class of stock consisting 530,000 shares whereby each share of Series A Convertible Preferred would: (i) carry voting rights 100 times the number of Common Stock votes, (ii) carry no dividends, (iii) carry liquidation preference two times the sum available for distribution to Common Stock holders, (iv) automatically convert after at such time as the Corporation has filed a certificate of amendment with the State of Nevada to increase the authorized shares of common stock of the Corporation to a minimum of 500,000,000 into One Hundred (100) common share, and (v) not be subject to reverse stock splits and other changes to the common stock capital of the Company,” (hereinafter, items (i) through (v) shall be referred to as the “Designation”.

3. Effective date of filing (optional):
(must not be later than 90 days alter the certificate is filed)

4. Officer Signature (Required):	X /s/

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF DESIGNATIONS,

PREFERENCES AND RIGHTS OF

SERIES A CONVERTIBLE PREFERRED STOCK OF

RED ROCK PICTURES HOLDINGS, INC.

Red Rock Pictures Holdings, Inc., a Nevada Corporation (the “Corporation”), DOES HEREBY CERTIFY:

Pursuant to authority expressly granted and vested in the Board of Directors of the Corporation by the provisions of the Corporation’s Certificate of Incorporation, as amended, the Board of Directors adopted the following resolution on December 29, 2008 (i) authorizing a series of the Corporation’s previously authorized 5,000,000 shares of preferred stock, $0,001 par value per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 530,000 shares of Series A Convertible Preferred Stock of the Corporation, as follows:

RESOLVED:  That pursuant to the authority vested in the Board of Directors of the Corporation by the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”) as amended, a series of Convertible Preferred Stock of the Corporation be, and it hereby is, created out of the 5,000,000 authorized but unissued shares of the capital preferred stock of the Corporation, such series to be designated Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”), to consist of 530,000 shares, $0,001 par value per share, which shall have the following preferences, powers, designations and other special rights;

1.   Voting.  Holders of the Series A Convertible Preferred Stock shall have One Hundred (100) times that number of votes on all matters submitted to the shareholders that is equal to the number of shares of Common Stock (rounded to the nearest whole number) into which such holder’s shares of Series A Convertible Preferred Stock are then convertible, as provided in Section 4, at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such shareholders is effected.

2.   Dividends.  The holders of Series A Convertible Preferred Stock shall not be entitled to receive dividends paid on the Common Stock.

3.   Liquidation Preference.  Upon the liquidation, dissolution and winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Convertible Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of common stock, two times that sum available for distribution to common stock holders.

4.   Automatic Conversion.  Each share of Series A Convertible Preferred Stock will automatically convert into One Hundred (100) shares of the Corporation’s common stock, $0.001 par value (the “Common Stock”), at such a time as the Corporation has filed a certificate of amendment with the State of Nevada to increase the authorized shares of Common Stock of the Corporation to a minimum of 500,000,000 shares.

5.   Certain Adjustments for Stock Splits, Mergers, Reorganizations, Etc.  In the event the outstanding shares of Common Stock shall, after the filing of this Resolution, be subdivided (split) or combined (reverse split) by reclassification or otherwise, or in the event of a reclassification, reorganization or exchange or any merger, acquisition, consolidation or reorganization of the Corporation with another Corporation, each share of Series A Convertible Preferred Stock shall thereafter be convertible into the kind and number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the Series A Convertible Preferred Stock would have been entitled upon such reclassification, reorganization, exchange, consolidation, merger or conveyance had the conversion occurred immediately prior to the event. An adjustment made pursuant to this Section 5 shall become effective immediately after effective date in the case of a subdivision or combination.

6.   Conversion Notice.  The Holder of a share of Series A Convertible Preferred Stock may exercise its conversion right by giving a written conversion notice in the form of Exhibit A hereto (the “Conversion Notice”) (1) by facsimile to the Corporation’s transfer agent for its Common Stock, as designated by the Corporation from time to time (the “Transfer Agent”), confirmed by a telephone call or (2) by overnight delivery service, with a copy by facsimile to the Corporation and to its counsel, as designated by the Corporation from time to time. The Holder must also surrender the certificate for the Series A Convertible Preferred Stock-to the Corporation at its principal office (or such other office or agency of the Corporation may designate by notice in writing to the Holder) at any time during its usual business hours on the date set form in the Conversion Notice.

7.   Issuance of Certificates:  Time Conversion Effected.  Promptly, but in no event more than three (3) Trading Days, after the receipt of the Conversion Notice referred to in Subsection 6 and surrender of the Series A Convertible Preferred Stock certificate, the Corporation shall cause to be issued and delivered, to the Holder, registered in such name or names as the Holder may direct, a certificate or certificates for the number of whole shares of Common Stock into which the Series A Convertible Preferred Stock has been converted. In the alternative, if the Corporation’s Transfer Agent is a participant in the electronic book transfer program, the Transfer Agent shall credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with The Depository Trust Corporation. Such conversion shall be deemed to have been effected, and the “Conversion Date” shall be deemed to have occurred, on the date on which such Conversion Notice shall have been received by the Corporation and at the time specified stated in such Conversion Notice, which must be during the calendar day of such notice. The rights of the Holder of the Series A Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby, on the Conversion Date. Issuance of shares of Common Stock issuable upon conversion that are requested to be registered in a name other than that of the registered Holder shall be subject to compliance with all applicable federal and state securities laws.

8.   Fractional Shares.  The Corporation shall not, nor shall it cause the Transfer Agent to, issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of shares of Series A Convertible Preferred Stock by the Holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after such aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round, or cause the Transfer Agent to round, such fraction of a share of Common Stock up to the nearest whole share.

9.   No Reissuance of Series A Convertible Preferred Stock. Shares of Series A Convertible Preferred Stock that are converted into shares of Common Stock as provided herein shall not be reissued.

10.          Vote to Chance the Terms of or Issue Series A Convertible Preferred Stock.  The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than fifty-one percent (51%) of the then outstanding shares of Series A Convertible Preferred Stock shall be required for (i) any change to the Corporation’s Articles of Incorporation that would amend, alter, change or repeal any of the preferences, limitations or relative rights of the Series A Convertible Preferred Stock, or (ii) any issuance of additional shares of Series A Convertible Preferred Stock.

11.   Notices.  In case at any time:

(a)           the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; or

(b)           there shall be any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets to another Person or other transaction in each case, which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, referred to herein as an “Organic Change”;

then, in any one or more of such cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile or by recognized overnight delivery service to non-U.S. residents, addressed to the Registered Holders of the Series A Convertible Preferred Stock at the address of each such Holder as shown on the books of the Corporation, (i) at least twenty (20) Trading Days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such subscription rights or for determining rights to vote in respect of any such Organic Change and (ii) in the case of any such Organic Change, at least twenty (20) Trading Days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Organic Change.

12.          Record Owner. The Corporation may deem the person in whose name shares of Series A Convertible Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat him as, the absolute owner of the Series A Convertible Preferred Stock for the purposes of conversion and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effective to satisfy and discharge the liabilities arising under this Certificate of Designations to the extent of the sum or sums so paid or the conversion so made.

13.          Register.  The Corporation shall maintain a transfer agent, which may be the transfer agent for the Common Stock or the Corporation itself, for the registration of the Series A Convertible Preferred Stock. Upon any transfer of shares of Series A Convertible Preferred Stock in accordance with the provisions hereof the Corporation shall register or cause the transfer agent to register such transfer on the Stock Register.

IN WITNESS WHEREOF, Reno R. Rolle, President and Chief Executive Officer of the Corporation, under penalties of perjury, does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true and accordingly has signed this Certificate of Designations on December 29, 2008.

/s/
RENO R. ROLLE

EXHIBITA

RED ROCK PICTURES HOLDINGS, INC. CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock dated December 29, 2008 (the “Certificate of Designations”), of Red Rock Pictures Holdings, Inc., a Nevada Corporation (the “Corporation”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Shares”) indicated below into shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Corporation, by tendering the stock certificates) representing the Preferred Shares specified below as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:

Please confirm the following information:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Corporation in the following name and to the following address:

Issue to:
Facsimile Number:
Authorization:
By: _______________________________________
Title: ______________________________________

Applicable only if the Transfer Agent is a participant in the electronic book entry transfer program:

Account Number:
(if electronic book entry transfer):
Transaction Code Number
(if electronic book entry transfer):
Participant Code:

THIS NOTICE MUST BE DELIVERED TO THE TRANSFER AGENT:
WITH AN ADDITIONAL COPY TO BE MAILED TO THE CORPORATION

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
Red Rock Pictures Holdings, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)
Article One The name of the corporation is OSL Holdings Inc.

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise a (east a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:                  93%

4. Effective date of filing (optional):
(must not be later than 90 days alter the certificate is filed)

5. Signature (required):	- NOTARIZATION ON THE BACK -
X /s/
Signature of Officer
*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY ● DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: OSL Holdings, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The first paragraph of Article Four shall be deleted in its entirety and replaced with the following:

ARTICLE FOUR.  [CAPITAL STOCK].  The corporation shall have authority to issue an Aggregate of FOUR HUNDRED FIFTY MILLION (450,000,000) Common Capital Shares, $0.001 par value per share for a total capitalization of FOUR HUNDRED FIFTY THOUSAND DOLLARS ($450,000).

3.           The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:  55.52%

4. Effective date of filing: (optional) Date: Upon Filing Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required).
/s/ Eric Kotch
Signature of Officer

*  If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.
This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After Revised: 8-31-11

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

Name of Corporation:

OSL Holdings, Inc.

The articles have been amended as follows: (provide article numbers, if available)

Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment of the Corporation, each one thousand (1,000) shares of the Corporation’s common stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of common stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock shall be entitled to receive cash (without interest or deduction) from or on behalf of the Corporation in lieu of such fractional shares upon such terms as may be required by the Corporation, including the submission of a transmittal letter by stockholders and/or upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the product obtained by multiplying (a) the average closing sales price of the Corporation’s common stock as reported by the OTC Bulletin Board for the five trading days preceding the Effective Time by (b) the amount of the fractional share. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

52.56%.

Effective date of filing: (optional): January 2, 2012

Signature: (required)

/s/ Eric Kotch
Signature of Officer